EXHIBIT 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of First Consulting Group, Inc., a Delaware, corporation (the “Company”), hereby certifies, to his knowledge, that:

(i)    the accompanying Annual Report on Form 10-K of the Company for the period ended December 29, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 14, 2007	/s/ THOMAS A. WATFORD
Thomas A. Watford
Chief Operating Officer and Chief Financial Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350 and in accordance with SEC Release No. 33-8238. This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.